Exhibit D2


                            SUBSCRIPTION CERTIFICATE
         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                 EASTERN TIME ON MARCH 18, 1998 UNLESS EXTENDED

Cusip No. 641876115     Shares Available in Primary Subscription _______________

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

  IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE TEAR OFF CARD BELOW.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for the number of shares of Common Stock of The New America High Income Fund, Inc. shown above. You may subscribe for such shares pursuant to the Primary Subscription right at the Subscription Price for each share specified in the Prospectus accompanying this Subscription Certificate. The Rights represented hereby include the Over-Subscription Privilege for all Rightholders as described in the accompanying Prospectus. Under the Over- Subscription Privilege, any number of additional shares may be purchased by Rightholders if such shares are available and you have fully exercised your Primary Subscription rights with respect to the rights issued to you hereby.

                                                     (continued on reverse side)


         _______________________________________________________________
         | How to Calculate your Full Primary Subscription Entitlement |
         | ----------------------------------------------------------- |
         |        No. of shares owned __________ / 3 = Rights,         |
         |      each of which entitles you to buy one new share.       |
         |_____________________________________________________________|

                     THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

NOTE: $__________ is an estimated price only. The final price to be determined on March 18, 1997 (unless extended) could be higher or lower depending on the movement in the net asset value and share price. Additional payment may be required for the primary Subscription Shares, and any Over-Subscription Shares when the actual Subscription Price is determined. Please reference the Control Number appearing on the form below on your check, money order, or notice of guaranteed delivery.



CUSIP NO. 641876115
                 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
             BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE

Control No._________  Rights Represented by this Subscription Certificate ______

Account No._________

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK
           (Complete appropriate section on reverse side of this card)

The registered owner of this Subscription Certificate, named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $.01 par value of The New America High Income Fund, Inc. (the "Fund") shown above, in the ratio of one share of Common Stock for each Right, pursuant to the Primary Subscription right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for all Rightholders, as described in the Prospectus. Under the Over-Subscription Privilege, any number of additional shares may be purchased by Rightholders if such shares are available and the owner's Primary Subscription rights have been fully exercised. Stock certificates for the shares subscribed for pursuant to the Primary Subscription right and Over-Subscription Privilege will be delivered within twelve business days after the Confirmation Date and after full payment for the shares subscribed for has been received and cleared, and all allocations have been effected. Additional payment may be required for the Primary Subscription shares, and any Over-Subscription Shares, when the actual Subscription Price is determined. Any refund in connection with subscriptions will be delivered as soon as practicable after the expiration of the Offer. The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.

TO SUBSCRIBE PURSUANT TO THE PRIMARY SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, A RIGHT AND FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE ARE REQUIRED FOR EACH SHARE OF COMMON STOCK. SEE REVERSE SIDE FOR FORMS.

                                THE NEW AMERICA HIGH INCOME FUND, INC.


                                By:---------------------------------------------


                                STATE STREET BANK AND TRUST COMPANY


                                By:---------------------------------------------

                     THE NEW AMERICA HIGH INCOME FUND, INC.

If the aggregate Subscription Price paid by a Rightholder is insufficient to purchase the aggregate number of shares subscribed for, then such Rightholder will be deemed to have exercised first, the Primary Subscription right and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Rightholder exceeds the amount necessary to purchase the number of shares for which the Rightholder has indicated an intention to subscribe, then the Rightholder will be deemed to have exercised first, the Primary Subscription right and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Stock certificates for the shares subscribed to pursuant to the Primary Subscription right and Over-Subscription Price will be delivered within twelve business days after the Confirmation Date and after full payment for the shares subscribed for has been received and cleared. Any refund in connection with your subscription will be delivered as soon as practicable after the expiration of the offering.

Full Payment for both Primary and Over-Subscription Shares must accompany this form and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to The New America High Income Fund, Inc. Alternatively, a notice of guaranteed delivery must accompany the exercise form.






                     THE NEW AMERICA HIGH INCOME FUND, INC.
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

PLEASE FILL IN ALL APPLICABLE INFORMATION

                     TO: State Street Bank and Trust Company, Subscription Agent
                         P.O. Box 9061
                         Boston, Massachusetts  02205-8686

Expiration Date:   March 18, 1998  (unless extended)


IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

 A. Primary Subscription

           ___________ X $__________ = $____________ AMOUNT ENCLOSED $__________
           (No. of new
            shares)

B. I apply for the Over-Subscription Privilege
   (You can only subscribe if you have fully exercised your Primary Subscription rights.)

           ______________ X $__________ = $____________
        (No. of additional
              shares)

IF YOU WISH TO APPLY FOR LESS THAN YOUR FULL ENTITLEMENT:

C.       I apply for ________________  X  $_______ = $____________________
                   (No. of  new shares)                (AMOUNT ENCLOSED)

IF YOU WISH TO SELL ANY RIGHTS

D. Sell any remaining Rights   [ ]

E. Sell all of my Rights       [ ]

TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B or C above, hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL RIGHTS: If I have checked either the box on line D or on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

_______________________________________________________________
Signature(s) of Subscriber(s)

_______________________________________________________________
Address for delivery of shares if other than shown on front

If permanent change of address, check here  [ ]

Please give your telephone number

(__)______________________________________

TO TRANSFER RIGHTS:(except pursuant to D or E above): For value received, _____ of the Rights represented by the Subscription Certificate are assigned to:

---------------------------------------------------------------
                (Print Full Name of Assignee)

---------------------------------------------------------------
                (Print Full Address)

---------------------------------------------------------------
               Signature(s) of Assignor(s)

IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the reverse of this Subscription Certificate. Your Signature must be guaranteed by: (a) a commercial bank or trust company or (b) a member firm of a domestic stock exchange, (c) a savings bank or credit union

Signature:_______________________________________________________
                     (Name of Bank or Firm)

By:_____________________________________________________________
                               (Signature of Officer and Title)